Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$130,213,560
Unrealized Gain (Loss) on Market Value of Futures	(210,148,590)
Dividend Income	335,744
Interest Income	1,180,525
ETF Transaction Fees	34,000
Total Income (Loss)	$(78,384,761)

Expenses
General Partner Management Fees	$1,049,986
Professional Fees	163,560
Brokerage Commissions	422,650
Non-interested Directors' Fees and Expenses	18,004
Prepaid Insurance Expense	11,930
NYMEX License Fee	35,000
SEC & FINRA Registration Expense	28,638
Total Expenses	$1,729,768
Net Income (Loss)	$(80,114,529)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/17	$3,000,564,690
Additions (37,000,000 Shares)	387,926,896
Withdrawals (44,000,000 Shares)	(477,583,927)
Net Income (Loss)	(80,114,529)

Net Asset Value End of Month	$2,830,793,130
Net Asset Value Per Share (275,500,000 Shares)	$10.28

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612